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                                                                    Exhibit 3.48
                                     BYLAWS

                                       OF

                                TME ARIZONA, INC.

                              (a Texas corporation)

                                   ARTICLE I

                                  SHAREHOLDERS

            1. SHARE CERTIFICATES. A certificate of stock shall be issued to each shareholder certifying the number of shares owned by such shareholder in the Corporation. Certificates representing shares of the corporation shall set forth thereon the statements prescribed by Articles 2.19 and 2.22 of the Texas Business Corporation Act and by any other applicable provision of law, including any limitation or denial of preemptive rights, which shall be signed by the President or a Vice-President of the corporation and the Secretary or Assistant Secretary of the Corporation. The signatures of any such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

            2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, and, in accordance with the provisions of Articles 2.19 and 2.22 of the Texas Business Corporation Act, transfers of shares of the corporation shall be made only on the share transfer records of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the share transfer records of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

            3. LOST STOCK CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

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            4.    RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the corporation may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such share transfer records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired. Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section A of
Article 9.10 of the Texas Business Corporation Act or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

            5. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such time, date and place as the Board of Directors shall determine and as set forth in the notice of the meeting.

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            6.    SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or the Secretary, or by resolution of the Board of Directors. A special meeting shall be held on the date fixed by the directors except when the Texas Business Corporation Act confers the right to call a special meeting upon the shareholders.

            7. NOTICE OR WAIVER OF NOTICE. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Texas Business Corporation Act) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder. The notice of any annual meeting shall also contain a statement of the purpose or purposes thereof whenever the Texas Business Corporation Act shall require such statement. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Texas Business Corporation Act. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by any such shareholder, whether before or after the time stated therein, shall be the equivalent to giving such notice. Notice need not be given to a shareholder in circumstances in which the Texas Business Corporation Act authorizes the omission of such notice.

            8. VOTING LIST. The officer or agent having charge of the share transfer records for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each. The list shall be kept on file at the registered office or principal place of business of the corporation in the State of Texas for a period of at least ten days prior to the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders.

            9. QUORUM. With respect to any meeting of shareholders, a quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

            10. VOTING. Each shareholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power

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held by such shareholder. Every proxy shall be executed in writing by the shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Shareholders shall not be entitled to cumulate their votes in the election of directors. In the election of directors, a plurality of the votes cast shall elect. Except as the Texas Business Corporation Act, the Articles of Incorporation, or these Bylaws may otherwise provide, the affirmative vote of the holders of a majority of the shares entitled to vote on and that voted for or against or expressly abstained with respect to that matter at a meeting of shareholders at which quorum is present shall be the act of the shareholders.

            11. ACTION WITHOUT A MEETING. Any action required by the Texas Business Corporation Act to be taken at a meeting of shareholders, and any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote pursuant to the provisions of Article 9.10 of the Texas Business Corporation Act.

                                   ARTICLE II

                               BOARD OF DIRECTORS

            1. NUMBER AND TERM. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors, which shall consist of not less than one person. The exact number of directors may be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. A director need not be a shareholder or a resident of the State of Texas.

            2. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

            3. VACANCIES. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders but which are not filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists. If the office of any director becomes vacant and there are no remaining directors, the shareholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy. Subject to any limitations imposed by Article 2.34 of the Texas Business Corporation Act, any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of

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directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

            4. MEETINGS. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble. Meetings shall be held at such place within or without the State of Texas as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or by the Secretary on the written request of any director. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

            5. NOTICE. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            6. QUORUM. A majority of the full Board of Directors shall constitute a quorum unless a different number or portion is required by law. Except as herein otherwise provided, and except as may be otherwise provided by law, the Articles of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            7. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office in conformance with the provisions of Article 2.32 of the Texas Business Corporation Act.

            8. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members one or more committees, each of which shall be comprised of one or more of its members.

            9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of directors or of any committee, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or committee, as the case may be.

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                                  ARTICLE III

                                    OFFICERS

            The corporation shall have a President and a Secretary, each of whom shall be elected by the Board of Directors at such time and in such manner as the Board may deem appropriate. The Board of Directors may appoint such other officers as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any two or more offices may be held by the same person.

            The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE IV

                REGISTERED OFFICE AND AGENT - SHAREHOLDERS RECORD

            The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original Articles of Incorporation.

            The corporation shall keep at its registered office in the State of Texas or at its principal place of business, or at the office of its transfer agent or registrar, if any, a record of its shareholders, as prescribed by
Article 2.44 of the Texas Business Corporation Act and shall keep on file at said registered office the voting list of shareholders for a period of at least ten days prior to any meeting of shareholders.

                                   ARTICLE V

                                 CORPORATE SEAL

            The corporate seal of the Corporation, if any, shall be in such form as shall be determined by resolution of the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document.

                                   ARTICLE VI

                                   FISCAL YEAR

            The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

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                                  ARTICLE VII

                                   AMENDMENTS

            After the adoption of the initial Bylaws by the initial Board of Directors, the Board of Directors may amend or repeal the Bylaws or adopt new Bylaws except as otherwise provided by Article 2.23 of the Texas Business Corporation Act or any other applicable provision of law. These Bylaws may be amended or repealed at any annual meeting of the shareholders (or at any special meeting thereof if notice of such proposed amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation.

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